Exhibit 10.1

AMENDMENT NO. 1

TO

RIGHTS AGREEMENT

This Amendment No. 1 to Rights Agreement (this “Amendment”), dated July 29, 2005, is between Career Education Corporation, a Delaware corporation (the “Company”), and Computershare Investor Services, LLC, a Delaware limited liability company, as Rights Agent.

RECITALS:

WHEREAS, the Company entered into that certain Rights Agreement dated May 28, 2002, between the Company and Computershare Investor Services, LLC, as Rights Agent (the “Rights Agreement”); and

WHEREAS, the Board of Directors of the Company, having determined its actions to be in the best interests of the Company, has authorized this Amendment to the Rights Agreement by resolution (reference is made to that certain Secretary’s Certificate attached hereto as Exhibit A) to allow the Rights Agreement and the Rights created thereunder to expire as of the Close of Business on August 15, 2005 (the “Final Expiration Date”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.             Capitalized Terms: Capitalized terms not otherwise defined herein shall have the meanings set forth in the Rights Agreement.

2.             Amendments:

(a)           The definition of “Final Expiration Date” in Section 1 of the Rights Agreement is hereby amended to read in its entirety as follows:

“ Final Expiration Date “ shall mean the Close of Business on August 15, 2005.

(b)           Section 7(a)(i) of the Rights Agreement is hereby amended to read in its entirety as follows:

“the close of business on August 15, 2005 (the “Final Expiration Date”),”

3.             No Triggering Event: The Company hereby represents and warrants that, to its knowledge, there has not been a Triggering Event within the meaning of Section 1(p) of the Rights Agreement, nor is the Company aware of any circumstances that could reasonably result in a Triggering Event before the Termination Date.

4.             Survival: The parties hereto agree and acknowledge that the expiration of the Rights Agreement and the Rights created thereunder will not affect the provisions of the Rights Agreement that survive such expiration, including, without limitation, the provisions in Section 18 of the Rights Agreement, and will not limit either party’s ability to pursue remedies at law or equity.

5.             Entire Agreement: The Rights Agreement as amended by this Amendment embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties.  The Rights Agreement as amended by this Amendment shall remain in full force and effect, and all rights and power created hereby or thereunder are in all respects ratified and confirmed and shall remain in full force and effect.

6.             Severability: If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.             Governing Law: This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

8.             Counterparts: This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:		CAREER EDUCATION CORPORATION

By:	/s/ Natalie Dove	By:	/s/ Janice L. Block
Name: Natalie Dove		Name: Janice L. Block
Title: Administrative Assistant		Title: Senior Vice President, General Counsel and Corporate Secretary

Attest:		COMPUTERSHARE INVESTOR SERVICES, LLC, as Rights Agent

By:	/s/ Howard McCarty	By:	/s/ Blanche Hurt
Name: Howard McCarty		Name: Blanche Hurt
Title: Senior Compliance Officer		Title: Chief Compliance Officer